NUMBER

0

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SHARES

B Management, Inc.

95,000,000 SHARES PAR VALUE $0.0001 EACH
COMMON STOCK

See Reverse for Certain Definitions

SPECIMEN

This is to Certify that ______________________ **is the owner of**

____

FULLY PAID AND NON-ASSESSABLE SHARES OF COMMON STOCK OF
B Management, Inc.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.
Witness, *the seal of the Corporation and the signatures of its duly authorized officers.*

Dated

______________________ Secretary

______________________ President